PRINCIPAL FUNDS, INC.
POWER OF ATTORNEY
Each member of the Board of Directors of Principal Funds, Inc. (the “Fund”), whose signature appears below, hereby constitutes and appoints Kamal Bhatia, Laura B. Latham, Deanna Y. Pellack, Adam U. Shaikh, and John L. Sullivan, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Fund to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the registration statement set forth below and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of the Fund such registration statement and amendments filed with the SEC under the Acts, and any other instruments or documents related thereto, and each undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
A registration statement on Form N-14 relating to the proposed reorganization of the Principal Funds, Inc. – Edge MidCap Fund, Principal Funds, Inc. – MidCap Growth Fund, and Principal Funds, Inc. – MidCap Growth Fund III into the Principal Funds, Inc. – MidCap Fund to be filed with the SEC in July or as soon thereafter as practicable.
Dated effective: June 23, 2025

/s/ Kamal Bhatia __________________________________ Kamal Bhatia	/s/ Padelford L. Lattimer __________________________________ Padelford L. Lattimer

/s/ Craig Damos __________________________________ Craig Damos	Kenneth A. McCullum __________________________________ Kenneth A. McCullum

/s/ Katharin S. Dyer __________________________________ Katharin S. Dyer	/s/ Karen McMillan __________________________________ Karen McMillan

/s/ Frances P. Grieb __________________________________ Frances P. Grieb	/s/ Elizabeth A. Nickels __________________________________ Elizabeth A. Nickels

/s/ Victor L. Hymes __________________________________ Victor L. Hymes	/s/ Thomas A. Swank __________________________________ Thomas A. Swank